Exhibit 99.1

Valeritas Promotes Matthew Nguyen to Chief Commercial Officer

Responsible for continued growth of V-Go® Insulin Delivery device for patients with type 2 diabetes

BRIDGEWATER, N.J., Dec. 21, 2016 (GLOBE NEWSWIRE) — Valeritas Holdings, Inc. (OTCQB: VLRX) announced today that Matthew Nguyen, PharmD, has been promoted to chief commercial officer (CCO) to lead the Company’s efforts to accelerate adoption of the V-Go® Insulin Delivery device in the United States.

“Matt has been instrumental in driving the success of our recently implemented capital-efficient commercial strategy, which is comprised of a more focused, higher-touch and service sales and marketing effort directed toward high-prescribing physicians. The commercial team is progressing well with this strategy to expand V-Go utilization within these customers,” said John Timberlake, president and chief executive officer of Valeritas. “Since the initiative was launched, V-Go sales have continued to grow while we significantly reduced our cash burn following a sales force reduction of greater than 50 percent in January. At the same time, we are prudently moving forward to strategically expand our sales force to new promising territories, and we are delighted for Matt to lead this expansion at an executive level.”

Dr. Nguyen has broad commercial experience in metabolic disease and diabetes in particular. Before ascending to the role of CCO, Dr. Nguyen, as senior vice president, Commercial, was responsible for executing the new capital-efficient commercial strategy since its initiation during the first quarter of 2016. Prior to that, he was vice president for Integrated Healthcare Management (managed care) & Medical Affairs where he successfully obtained reimbursement of V-Go in a majority of Medicare Part D plans and a large number of commercial plans. He also directed the generation of clinical data to demonstrate the value of V-Go to patients, providers and payors. Before joining Valeritas, Dr. Nguyen was a new business development director for Janssen, LP, a division of Johnson & Johnson, from 2005 to 2006 and served as head of health economics research for metabolism, new product marketing and head of analytics and commercial effectiveness for the CNS business unit at Sanofi from 2000 to 2005.

Dr. Nguyen earned a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the Philadelphia College of Pharmacy and Science. He also completed a fellowship in health economics and outcomes research in conjunction with Thomas Jefferson University Hospital and Janssen Pharmaceutica, Inc. and earned an MBA from Rutgers University.

“During the past year, it has been very gratifying to be part of the successful effort to execute our new commercial strategy and drive V-Go revenue growth in our targeted territories,” said Dr. Nguyen. “I now look forward to leading the team to bring V-Go to more patients and their physicians in our currently serviced territories and begin to tactically grow our sales force and add new territories.”

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology company focused on developing innovative technologies to improve the health and quality of life of people with type 2 diabetes. Valeritas’ flagship product, V-Go® Disposable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Disposable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:

Nick Laudico / Robert Flamm, Ph.D.

The Ruth Group

(646)536-7030 / 7017

IR@valeritas.com

Or

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

Media Contact:

Christopher Hippolyte

The Ruth Group

(646)536-7023

PR@valeritas.com